EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement"), made and entered into as of May 11, 2001 (the "Effective Date"), by and between James F. Billett, Jr. (the "Executive") and Trenwick Group Ltd. (the "Company");

                                WITNESSETH THAT:

     WHEREAS, the Executive is the Chairman, President, and Chief Executive Officer of the Company, a publicly traded holding company with operating subsidiaries in the insurance and reinsurance business, reporting to, and subject only to the direction and control of, the Board of Directors of the Company (the "Board");

     WHEREAS, the Executive and Trenwick Group Inc. have previously entered into an amended and restated agreement dated September 26, 2000, which agreement relates to a change in control of Trenwick Group Inc., and certain other issues (the "Change in Control Agreement"), and the Change in Control Agreement has been assumed by the Company, which has been substituted for Trenwick Group Inc. as the "Company" under such agreement;

     WHEREAS, the Company wishes to assure that it will have the continued dedication of the Executive as a key employee of the Company or one of its subsidiaries and the continued availability of the Executive's advice, counsel and services, notwithstanding the possibility, threat or actual occurrence of a change of control of the Company, and to induce the Executive to remain as a key employee of the Company or one of its subsidiaries; and

     WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company as well as to the change in control of the Company, this Agreement is intended to supersede and cancel the Change in Control Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

     1. Performance of Services. The Executive's employment with the Company shall be subject to the following:

(a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its President and Chief Executive Officer during the Agreement Term (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term. During the Agreement Term, while the Executive is employed by the Company, the Board shall use its best efforts to cause the Executive to be elected as a member of the Board and its Chairman.

(b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote his full time, energies and talents to serving as its President and Chief Executive Officer, and the Chairman of the Board.


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(c)  The Executive's location shall be as determined in accordance with Exhibit
     D to this Agreement, which is attached to and forms a part of this Agreement.

(d) The Executive agrees that he shall perform his duties faithfully and efficiently subject to the directions of the Board. The Executive's duties may include providing services for both the Company and the Subsidiaries (as defined below), as determined by the Board; provided that the Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of Chairman, President, and Chief Executive Officer. The Executive shall report to the Board and have such authority, power, responsibilities and duties as are inherent in his positions (and the undertakings applicable to his positions) and necessary to carry out his responsibilities and the duties required of him hereunder.

(e) Notwithstanding the foregoing provisions of this paragraph 1, during the Agreement Term, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar types of activities, to the extent that such other activities do not, in the judgment of the Board, inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company or any Subsidiary; provided, however, that the Executive shall not serve on the board of any business, hold any other position with any business, or otherwise engage in any business activity, without the consent of the Board.

(f) Subject to the terms of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled. The Executive shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled or Permanently Disabled (as defined in paragraph 4(b)), the Company may refer the same to a mutually acceptable licensed practicing physician, and the Executive agrees to submit to such tests and examination as such physician shall deem appropriate. If the Executive and the Company cannot agree on a licensed practicing physician, each party shall select a licensed practicing physician and the two physicians shall select a third licensed practicing physician who shall be the approved physician for this purpose. The determination of such physician or physicians shall be final and binding upon the parties hereto. During the period in which the Executive is Disabled, the Company may appoint a temporary replacement to assume the Executive's responsibilities.

(g) The "Agreement Term" shall be the period beginning on the Effective Date and ending on the three-year anniversary thereof; provided, however, that such Agreement Term shall, on a daily basis, be automatically extended by one day, such that at any time, the remaining term shall be three years. Such day-to-day extensions may cease by either party delivering written notice of such cessation to the other party; provided that such cessation of the automatic extensions shall not be effective earlier than the date of delivery of such notice. A Notice of Termination (as described in paragraph 4(h)) shall


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     be deemed to constitute a notice of non-renewal under this paragraph 1(g)
     to be effective as of the earliest date permitted under this paragraph
     1(g).

(h) For purposes of this Agreement, the term "Subsidiary" shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company).

(i) Except for the reference in paragraph 1(d), any reference in this Agreement to the Board shall include the Compensation Committee thereof and any officers of the Company to which the Board of or the Compensation Committee thereof has by resolution delegated any explicit authority or responsibilities with respect to this Agreement.

     2. Compensation. Subject to the terms of this Agreement, during the Agreement Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

(a) Salary. The Executive shall receive, for each 12-consecutive month period beginning on the Effective Date and each anniversary thereof, in substantially equal monthly or more frequent installments, an annual base salary of $725,000 (the "Salary"). Beginning as of the three-year anniversary of the Effective Date, the Executive's Salary rate shall be reviewed annually by the Board, while the Executive is employed by the Company, to determine whether an increase in the amount of Salary is appropriate. In no event shall the Salary of the Executive be reduced to an amount that is less than the amount specified in this paragraph 2(a), or to an amount that is less than the amount that he was previously receiving during the Agreement Term.

(b) Bonus. The Executive shall participate in an annual bonus program. The performance goals for such bonus program shall be established by the Board after consultation with the Executive, and may include both objective and subjective goals. The bonus program shall provide that if the Board determines that the performance goals have been achieved for the performance period, the Executive shall receive an annual bonus amount of 150% of the Executive's annual salary. If the Board determines that the Executive has exceeded the performance goals for the performance period, the annual bonus may be greater than 150% of annual salary, as determined by the Board. If the Board determines that the Executive has not achieved the performance goals for the performance period, the annual bonus may be zero or some other amount that is less than 150% of annual salary, as determined by the Board. The determinations of the Board under this Agreement shall be made in its sole discretion.

(c) Option. An option or options to purchase common shares of the Company shall be granted to the Executive as of the Effective Date, with a per share option exercise price equal to the closing price per Company common share reported on the New York Stock Exchange on that date. The option shall provide the right to purchase 500,000 Company common shares. The option(s) shall be subject to the following:


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     (i)  If, as of the Effective Date, the number of shares available for grant under the option plans currently maintained by the Company is less than 500,000, only the number of shares available on the Effective
          Date will be covered by the option granted on that date. The Company will seek authorization for the grant of an option for the additional shares at its next regularly scheduled annual shareholders meeting, and an option (the "Second Option") covering the difference between that number and 500,000 shares will be granted to the Executive on the date the shareholders of the Company approve additional shares for option grants.

     (ii) The terms of such option(s) shall be reflected in an agreement set forth as Exhibit A to this Agreement, which is attached to and forms a part of this Agreement. However, to the extent that the option granted on the Effective Date covers less than 500,000 shares, the difference between the number of shares covered and 500,000 shares will reduce the shares scheduled to vest last.

     (iii) At the time of the grant of the Second Option following shareholder approval, the shares covered by such option will vest at the time they would have vested if they had been granted under the option granted on the Effective Date. The grant of such Second Option shall be contingent on shareholder approval, and the per share exercise price for such option shall be equal to the closing price per Company common share reported on the New York Stock Exchange on the Effective Date.

     (iv) If, because of the unavailability of shares as described in paragraph
          (i), a Second Option is to be granted contingent on the approval of the Company's shareholders at its next regularly scheduled annual shareholders meeting after the Effective Date, and the Executive's employment with the Company is terminated under the circumstances described in paragraph 4(a), (b), (d), (f) or (g) prior to the date of such regularly scheduled annual shareholder's meeting, the Executive shall be granted the Second Option immediately prior to the time of the Date of Termination (as defined in paragraph 4(i)) without the need to obtain shareholder approval. If, at the time of the Date of Termination, the Company is not able to make the grant required under this paragraph (iv) because of the unavailability of shares, then, immediately prior to the Date of Termination, the Company shall instead grant to the Executive a stock appreciation right that will have terms (including, without limitation, terms relating to Change in Control and termination of employment) comparable to those to be provided by the Second Option, and that will provide to the Executive the value equivalent to the value that would otherwise be available to the Executive by the Second Option if shares were available for its grant.

(d) Other Equity-Based Awards. The Executive shall be eligible, at the discretion of the Compensation Committee of the Board (the "Compensation Committee") to participate in the ongoing equity programs of the Company. However, except for the option described in paragraph (c) above, it is the expectation of the Executive and the Company that,


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     absent extraordinary performance or a change in circumstances, no further long-term incentive awards will be made to the Executive before June 1, 2004.

(e) Deferred Compensation. The Company shall establish and maintain a non-qualified deferred compensation plan (the "Non-Qualified Plan") covering the Executive, subject to the following:

     (i) As of the Effective Date, the amount of $2,500,000 shall be credited to a deferred compensation account (the "Deferral Account") maintained by the Company (or a Subsidiary) in the name of the Executive under the Non-Qualified Plan.

     (ii) The rate of return on the amounts credited to the Deferral Account shall be measured by the return on such publicly available investment alternatives as are selected by the Executive with the consent of the Chairman of the Compensation Committee.

     (iii) As soon as practicable after the Effective Date, the Company (or a Subsidiary) shall establish a trust which shall hold the amounts credited to the Executive's Deferral Account. Amounts held under such trust shall be subject to the claims of the creditors of the Company (or a Subsidiary). Except as otherwise expressly provided in this Agreement, the Executive shall not, by reason of the Non-Qualified Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property set aside in anticipation of a liability under the Non-Qualified Plan. The Executive shall have only a contractual right to the amounts, if any, payable under the Non-Qualified Plan, unsecured by any assets of the Company or any Subsidiary. (Such a trust is sometimes referred to as a "rabbi trust.")

     (iv) The Executive shall be vested in 20% of the balance in his Deferral Account as of the Effective Date. Subject to paragraph 5, the Executive shall become vested in an additional 20% of such balance on each of the one-year, two-year, three-year and four-year anniversaries of the Effective Date, provided that the Executive's Date of Termination (as defined below) has not occurred prior to the respective vesting date.

     (v) Notwithstanding the provisions of paragraph (iv) above, but subject to the following sentence, the Executive shall become fully vested in his Deferral Account on the date of a Change in Control (as defined below) if his Date of Termination has not occurred prior to the date of the Change in Control. Notwithstanding the provisions of paragraph (iv) above and the foregoing provisions of this paragraph 2(e)(v), the Executive shall forfeit all amounts held under the Non-Qualified Plan if either (A) the Executive's Date of Termination occurs prior to his attainment of age 62 under circumstances described in paragraph 4(c) (relating to the Executive's termination for Cause), or (B) prior to or within 90 days after the Executive's Date of Termination, the Executive agrees to provide service (whether as an employee or otherwise) for a competitor in violation of the provisions of paragraph 10.


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     (vi) The Executive shall be entitled to a lump sum distribution of the vested portion of his Deferral Account as soon as practicable after the Executive's Date of Termination; provided, however, that the Executive may, by election filed with the Company not later than 30 days after the Effective Date or, if later, one year prior to the Executive's Date of Termination (or at such later date as the election may be permitted by the Board), have the vested portion of the Deferral Account distributed in substantially equal installments beginning as soon as practicable after the Date of Termination and continuing for a period of up to 15 years after the Date of Termination (with the remaining undistributed balance continuing to be subject to adjustment for investment returns until full distribution has occurred).

     (vii) For purposes of the Non-Qualified Plan, amounts that are deferred in accordance with this paragraph 2(e) shall not be taken into account under the other benefit plans of the Company or any Subsidiary.

(f) Existing Deferred Compensation Plan. Prior to the Effective Date, amounts were credited to an account maintained for the Executive under the Trenwick America Corporation Unfunded Supplemental Executive Retirement Plan (the "Trenwick SERP"). The Executive may elect to have amounts previously credited to his account under that plan held under the rabbi trust described in paragraph (e)(iii) above; provided that vested amounts shall remain vested and unvested amounts shall continue to vest in accordance with the schedule established by the Trenwick SERP. Except as otherwise provided in the preceding sentence, while the Executive is employed by the Company, the Executive's account under that plan shall continue to be credited with employer contributions in accordance with the terms of the plan, the Executive's account shall continue to be adjusted for investment returns until distribution, and the Executive's rights under that plan shall continue to be determined in accordance with the terms of that plan (including, without limitation, the provisions relating to distributions under the plan).

(g) Loan. The Executive has previously borrowed certain amounts from the Company, with an outstanding balance of principal and interest as of the Effective Date of $836,893.07. The borrowings have been made under a line of credit previously established for the Executive by the Company. The Executive shall make no more borrowings under such line of credit. The Executive agrees to enter into the promissory note attached as Exhibit B of this Agreement, which is attached to and forms a part of this Agreement; and that such note shall govern the repayment obligation with respect to such borrowing, and shall be substituted for the promissory note dated January 24, 2000 which previously governed such borrowing and which shall be automatically canceled concurrently with the Executive entering into the new promissory note.

(h) Disability. The Company shall arrange for disability income replacement insurance coverage for the Executive which will provide for replacement of not less than 60% of the Executive's Salary in the event of the Executive's disability (as defined under the insurance policy). The premiums for such coverage shall be paid by the Executive. However, the Company shall reimburse the Executive for the actual premiums paid for


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     such coverage, provided that the reimbursement shall not exceed $30,000 for any year. During any period while the Executive is Disabled and is otherwise entitled to receive Salary and bonus payments under this Agreement, any such Salary and bonus payments to the Executive shall be reduced by the amount of any benefits paid for the same period of time under the disability income replacement insurance coverage described in this paragraph 2(h).

(i) Miscellaneous Expenses. The Company shall provide to the Executive (or provide reimbursement for) certain items as set forth in Exhibit D to this Agreement. The Executive shall submit to the Chairman of the Compensation Committee, on a quarterly basis, a summary report of all amounts for which reimbursement is being sought under this Agreement. Any questions on entitlement to expense reimbursements under this paragraph 2(i) or otherwise shall be reviewed by, and be subject to the approval of, the Chairman of the Compensation Committee, which approval shall not be unreasonably withheld.

(j) Benefits Gross-Up Payment. The Company shall provide a Benefits Gross-Up Payment in accordance with Exhibit D to this Agreement. The "Benefits Gross-Up Payment" with respect to any compensation shall be an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any foreign, U.S., or state income taxes imposed upon the Benefits Gross-Up Payment, the Executive retains amounts equal to the compensation due under the applicable paragraph.

(k) Business Expenses. The Executive is authorized to incur reasonable expenses for entertainment, traveling, meals, lodging and similar items in promoting the Company's business. The Company will reimburse the Executive for all reasonable expenses so incurred, provided that such expenses are incurred and accounted for in accordance with the reasonable policies and procedures established by the Company.

(l) Other Fringe Benefits. Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with the welfare benefits and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management employees; provided, however, that if any such benefits are adjusted to reflect an executive's position, the Executive's benefits shall be adjusted in a manner commensurate with his position. The Executive shall also be entitled to the perquisites that are customarily provided in connection with his position. Nothing in this paragraph 2(l) shall be construed to prevent the Company from revising the benefits or perquisites generally provided to executives from time to time, except that any such revision may not be inconsistent with the specific requirements of this Agreement. The Company shall not be required to provide a benefit under this paragraph 2(l) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement. The Executive shall complete all forms and physical examinations, and otherwise take all other similar actions to secure coverage and


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     benefits described in this paragraph 2, to the extent determined to be necessary or appropriate by the Company.

(m) Indemnification. The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Executive shall be covered under such insurance to the same extent as other senior management employees and directors of the Company. The Executive shall be eligible for indemnification by the Company under the Company Bye-Laws as currently in effect. The Company agrees that it shall not take any action that would impair the Executive's rights to indemnification under the Company Bye-Laws, as currently in effect.

(n) Attorney Fees. The Company will reimburse the Executive for the reasonable attorney fees accrued prior to June 1, 2001 in connection with the negotiation of this Agreement.

(o) Withholding. All payments to the Executive hereunder shall be subject to such withholding of federal, state and local income and excise taxes and to such employment taxes as may be reasonably determined by the Company to be required.

     3. Change in Control.

(a) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) from the Company, any affiliate, or trusts established by the Company or by any affiliate, for the benefit of its employees, to the Executive or for the Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, and with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property) (any of which are referred to as a "Payment") would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Parachute Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and payroll taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Parachute Gross-Up Payment, the Executive retains an amount of the Parachute Gross-Up Payment equal to the sum of: (i) the Excise Tax imposed upon the Payments; plus
     (ii) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Parachute Gross-up Payment in the Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Parachute Gross-Up Payment is to be made. The payment of amounts under this paragraph 3(a) shall be subject to the following:


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     (i) The amount of the any Parachute Gross-Up Payment to be made shall be determined, at the Company's expense, by a nationally recognized accounting firm acceptable to the Executive and the Company.

     (ii) The Executive shall notify the Company in writing promptly of any written claim by the IRS that would require the payment of the Parachute Gross-Up Payment. The Company may elect, by notifying the Executive in writing within thirty (30) days of its receipt of Executive's notice, to contest such claim and/or to retain legal counsel selected by the Company (and reasonably acceptable to the Executive) to represent the Executive. Such contest will be at the Company's sole cost and expense and the Company shall advance any amounts required to be paid in respect of such Excise tax or the contest thereof. The Executive shall cooperate fully with the Company in good faith including permitting the Company to participate in any proceedings relating to such claim or contest and giving the Company any information reasonably requested by the Company relating to such claim or contest.

     (iii) The Company shall be entitled to control all proceedings, conferences, and appeals it may elect to take, but only with respect to the Excise Tax, and may sue for a refund or contest the claim in any permissible manner provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Executive shall promptly pay to the Company the amount of any refund with respect to such claim (together with any interest paid or credited thereof but after payment by Executive by any taxes applicable thereto).

     (iv) Notwithstanding the foregoing provisions of this paragraph 3(a), if the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 4(c) (relating to the Executive's termination for Cause), or paragraph 4(e) (relating to the Executive's resignation), then the Executive shall not be entitled to any payments under this paragraph 3(a), and shall be required to repay to the Company any amounts previously provided to him under this paragraph 3(a).

(b) Upon the occurrence of a Change in Control, if the Executive's Date of Termination has not occurred prior to the date of the Change in Control, the exercise restrictions with respect to stock options granted to the Executive by the Company as of a date prior to the Change in Control shall lapse, and the options shall become exercisable as of the date of the Change in Control.

(c) To the extent that extent that the Executive is a party to any other arrangement with the Company or a Subsidiary establishing rights or obligations upon a Change in Control, the definition of "Change in Control" set forth in paragraph (d) below shall be substituted for the definition of "Change in Control" as used in such arrangement with respect to the Executive, including corresponding modifications to timing as set forth in the provisions of paragraph (d)(iii) below.


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(d)  For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon the earliest to happen of the following (but only if the Board determines, in its reasonable judgment, that such circumstances have occurred):

     (i) The acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") by any person or entity or any group of persons or entities who constitute a group (within the meaning of Rule 13d-3 of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, or any securities of the Company if, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 40% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board; or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board.

     (ii) A change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors. A "Continuing Director" means, as of any date of determination, any member of the Board who (A) was a member of the Board on the Effective Date, or (B) was nominated for election to the Board (and subsequently elected to the Board) or appointed by the Board with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

     (iii) Subject to the following provisions of this paragraph 3(d)(iii), the consummation of (A) a merger, consolidation, amalgamation, or scheme of arrangement of the Company with any other corporation, other than a merger, consolidation, amalgamation, or scheme of arrangement which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, amalgamation, or scheme of arrangement, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one or more transactions) of all or substantially all of the Company's assets. Notwithstanding the foregoing provisions of this paragraph 3(d)(iii), and solely for purposes of determining, under paragraph 2(e)(v) (relating to the vesting of the deferred compensation account) and under paragraph 3(b) (relating to vesting of options), whether a Change in Control under this paragraph 3(d)(iii) has occurred prior to the Executive's Date of Termination, the Change in Control will be deemed to have occurred on the date of shareholder approval of the merger, consolidation, amalgamation, scheme of arrangement, complete liquidation, or sale or disposition of the Company, whichever is applicable; provided that no Change in Control will be deemed to have occurred under this paragraph 3(d)(iii) unless the merger, consolidation, amalgamation, scheme of arrangement, complete liquidation, or sale or disposition of the Company is consummated, and the rights provided to the Executive in


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     connection with paragraph 2(e)(v) and 3(b) upon a Change in Control shall not become available until such consummation.

     Notwithstanding the foregoing, the events in paragraph (d)(i)(A) above or paragraph (d)(iii)(A) above shall not be deemed a Change in Control if, for a period of one year following the consummation of the transactions constituting such change the Continuing Directors shall have continued to constitute a majority of the Board of Directors of the Company or the successor. In addition, an event that would not otherwise be a Change in Control in accordance with this paragraph (d) may be designated as a "Change in Control" by the Board, in its sole discretion.

     4. Termination. The Executive's employment with the Company during the Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraphs 4(a) through 4(g):

(a)  Death. The Executive's employment hereunder will terminate upon his death.

(b) Permanent Disability. The Company may terminate the Executive's employment during any period in which he is Permanently Disabled. The Executive shall be considered "Permanently Disabled" during any period in which he is Disabled; provided, however, that the Executive shall be not be considered "Permanently Disabled" unless (i) the Executive is Disabled and such disability renders the Executive incapable, after reasonable accommodation, of performing the Executive's duties a permanent, full-time basis; and (ii) such disability is reasonably expected by the Board to continue for at least 180 days.

(c) Cause. The Company may terminate the Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean: (A) the commission by the Executive of any felonious act or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct, (B) the willful and continued failure of the Executive to substantially perform his duties (other than as a result of being Disabled) which duties the Executive has been directed in writing to perform by the Board; (C) willful misconduct or gross negligence by the Executive in the performance of the Executive's duties, or (D) a material failure of the Executive to comply with any material policy or procedure of the Company. However, no termination will be deemed to have occurred by reason of "Cause" under clause (D) of the preceding sentence unless such termination occurs following (i) the delivery of written notice from the Company to the Executive setting forth in reasonable detail the reasons for the Company's intention to terminate the Executive for Cause; (ii) a period of 15 calendar days after receipt of such notice during which the Executive is afforded an opportunity to cure the neglect or conduct that is the basis for such notice; (iii) the Executive, together with his legal counsel, is afforded an opportunity to be heard before the full Board; and (iv) two-thirds of the disinterested directors on the Board vote to terminate the Executive for Cause based upon the reasons enumerated by the Company in the notice delivered pursuant to clause (i). No action or failure to act by the Executive shall be considered "willful" if it is determined by the Board to have been done by the Executive in good faith and with the reasonable belief that the Executive's action or omission is in the best interest of the Company.

(d) Constructive Discharge. If (I) the Executive provides written notice to the Company of the occurrence of Good Reason (as defined below) within 90 days after the Executive has knowledge of the circumstances constituting Good Reason, which notice sets forth in reasonable detail the facts and circumstances which the Executive believes constitute Good Reason; (II) the Company fails to correct the circumstances within ten business days after such notice; and (III) the Executive resigns within 60 days after the Company fails to correct such circumstances; then the Executive shall be considered to have been subject to a Constructive Discharge by the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent (and except in consequence of a prior termination of the Executive's employment), the occurrence of any of the following circumstances:

     (i) A reduction in the Executive's current Salary or target bonus opportunity as a percentage of Salary.

     (ii) The taking of any action by the Company that could substantially diminish the aggregate value of the benefits provided to the Executive under the Company's medical, health, accident, life insurance, thrift, and retirement plans; provided, however, that nothing in this paragraph 4(d)(ii) shall be construed to include, as "Good Reason," a modification by the Company of the generally applicable terms of any such arrangement from time to time in the ordinary course of the Company's operations.

     (iii) The failure to elect or reelect the Executive to any of the positions of President and Chief Executive Officer of the Company or member and Chairman of the Board or the removal of the Executive from any such position.

     (iv) The material diminution in the Executive's duties or interference with the Executive carrying out his duties so that, in the reasonable exercise of the Executive's judgment, he is unable to carry out his duties under the Agreement as contemplated on the Effective Date.

     (v) A change in the reporting structure so that the Executive reports to someone other than the Board.

     (vi) Relocation of the Executive's principal place of employment to a location other than Bermuda or New York, New Jersey, or Connecticut provided such location in New York, New Jersey, or Connecticut is no further than 50 miles from mid-town Manhattan.

     (vii) The failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, amalgamation, scheme of arrangement, sale or similar transaction.

     (viii) The delivery to the Company by the Executive of written notice of the Executive's resignation, provided that delivery of such notice occurs more than 60 calendar days after a Change in Control, but not more than one year after a Change in Control. Delivery of such notice of resignation shall be deemed to constitute satisfaction of the Executive's obligations under clauses (I) and (III) of paragraph 4(d) and the Company shall not have the ability to correct the circumstances pursuant to clause (II) of paragraph 4(d). The Executive's notice of resignation shall constitute a Notice of Termination (defined below) and the Date of Termination specified in the Executive's notice of resignation shall not be less than 60 calendar days or more than 90 calendar days after the date of delivery to the Company of such notice of resignation. This paragraph 4(d)(viii) shall be applicable regardless of whether the Executive consented to the Change in Control.

(e) Termination by Executive. The Executive may terminate his employment hereunder at any time for any reason prior to his attaining age 62 by giving the Company prior written Notice of Termination, which Notice of Termination shall be effective not less than 60 calendar days after it is given to the Company, provided that nothing in this Agreement shall require the Executive to specify a reason for any such termination. However, to the extent that the procedures specified in paragraph 4(d) are required, the procedures of this paragraph 4(e) may not be used in lieu of the procedures required under paragraph 4(d).

(f) Retirement. Any Date of Termination after the Executive attains age 62 for reasons other than death or being Permanently Disabled shall be treated as a termination by reason of retirement (provided that any resignation by the Executive after his attainment of age 62 shall be subject to the requirement that he provide not less than 60 calendar days of advance notice of such retirement).

(g) Termination by Company. The Company may terminate the Executive's employment hereunder at any time for any reason, by giving the Executive prior written Notice of Termination, which Notice of Termination shall be effective immediately, or such later time as is specified in such notice. The Company shall not be required to specify a reason for the termination under this paragraph 4(g), provided that termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph 4(g) only if it is not for reasons described in paragraph 4(b) or 4(c).

(h) Notice of Termination. Any termination of the Executive's employment by the Company or the Executive (other than a termination pursuant to paragraph 4(a)) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the Date of Termination (not earlier than the date on which the notice is provided), and which indicates the specific termination provision in this Agreement relied on and, if such Notice of Termination is being delivered under paragraph 4(b), 4(c), or 4(d), which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

(i) Date of Termination. "Date of Termination" means the last day the Executive is employed by the Company, provided that the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 4.

(j) Effect of Termination. If, on the Date of Termination, the Executive is a member of the Board of Directors of the Company or any of the Subsidiaries, or holds any other position with the Company and the Subsidiaries, the Executive shall resign from all such positions as of the Date of Termination.

     5. Rights Upon Termination. The Executive's right to payment and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 5:

(a) General. If the Executive's Date of Termination occurs during the Agreement Term for any reason, the Company shall pay to the Executive:

     (i) The Executive's Salary for the period ending on the Date of Termination.

     (ii) Payment for unused vacation days, as determined in accordance with Company policy as in effect from time to time.

     (iii) If the Date of Termination occurs after the end of a performance period and prior to the payment of the bonus (as described in paragraph 2(b)) for the period, the Executive shall be paid such bonus amount at the regularly scheduled time.

     (iv) The Executive and any of his dependents shall be eligible for COBRA continuation coverage (as described in section 4980B of the Code) to the extent required by applicable law.

     (v) Except as otherwise provided in this paragraph 5, the Executive shall receive distribution of any vested portion of his Deferral Account under the Non-Qualified Plan in accordance with the terms of that plan.

     (vi) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements established or adopted by the Company (including, without limitation, any rights to indemnification from the Company or from a third-party insurer for directors and officers liability coverage) with respect to any costs, losses, claims, suits, proceedings, damages or liabilities to which the Executive may become subject which arise out of, are based upon or relate to the Executive's employment by the Company or the Executive's service as an officer or member of the Board of Directors of the Company), to the extent such amounts are due from the Company in accordance with the terms of such plans or arrangements.

     Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the Executive's Date of Termination.

(b) Voluntary Resignation and Termination for Cause. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 4(c) (relating to the Executive's termination for Cause), or paragraph 4(e) (relating to the Executive's resignation), then, in addition to the amounts payable in accordance with paragraph 5(a), the portion of any stock option granted to the Executive that is not exercisable immediately prior to the Date of Termination shall expire, and the portion of any stock option granted to the Executive that is otherwise exercisable prior to the Date of Termination shall remain exercisable for 30 days after the Date of Termination, but in no event later than the date fixed for expiration of the option (determined without regard to the Executive's termination of employment).

(c) Death. If the Executive's Date of Termination occurs during the Agreement Term by reason of the Executive's death, then, in addition to the amounts payable in accordance with paragraph 5(a):

     (i) The Executive's beneficiary shall receive a lump sum cash payment from the Company equal to 60% of the Executive's annual Salary rate in effect immediately prior to the Date of Termination.

     (ii) The Executive's beneficiary shall receive payment of the bonus for the performance period in which the Executive's death occurs, in an amount equal to the amount payable in accordance with paragraph 2(b) on achievement of the performance goals for the year in which the Date of Termination occurs; provided, however, that such bonus shall be subject to a pro-rata reduction for the portion of the performance period following the date of death.

     (iii) The vesting restrictions with respect to any stock awards shall lapse on the Date of Termination and the stock awards shall become fully vested on the Date of Termination. The exercise restrictions with respect to stock options granted to the Executive by the Company shall lapse, and the options shall become exercisable as of the Date of Termination. The portion of any stock option granted to the Executive that is exercisable immediately prior to the date of death, as well as the portion of any stock option that becomes exercisable by reason of this paragraph 5(c)(iii), shall remain exercisable for three years after the Date of Termination, but in no event later than the date fixed for expiration of the option (determined without regard to the Executive's termination of employment).

     (iv) The Executive's beneficiary shall become fully vested in the balance in the Executive's the Executive's Deferral Account under the Non-Qualified Plan as of the Date of Termination.

     (v) For the 36-month period following the Executive's Date of Termination, the Executive's surviving spouse shall be entitled to the financial planning and tax preparation reimbursement which constitute Severance Period Benefits (as described in paragraph (h) below).

     (vi) The Executive's surviving spouse and dependents shall be entitled to the medical coverage which constitutes Severance Period Benefits, with such medical coverage to continue to be available for the life of the surviving spouse and dependents (provided that the dependent coverage shall be subject to the age 21 limit set forth in the definition of Severance Period Benefits). In addition, such medical coverage shall be conditioned on the Executive's surviving spouse or dependents continuing to make payment of the premiums for the full premium cost of such coverage, but subject to the Executive's surviving spouse or his dependents, as applicable, being reimbursed for the cost of such coverage (with such total reimbursement not to exceed $1,000 per month).

(d) Permanent Disability. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 4(b) (relating to the Executive's being Permanently Disabled), then, in addition to the amounts payable in accordance with paragraph 5(a):

     (i) The Executive shall receive from the Company for the period continuing until the date (not later than 90 days after the Date of Termination) as of which payments under the disability income replacement policy (described in paragraph 2(h)) commence, 60% of the Salary amount described in paragraph 2(a), as in effect on his Date of Termination, in monthly or more frequent installments as is required under that paragraph. However, if the Executive's Date of Termination occurs as described in paragraph 4(d) prior to the 180th day following the date on which the disability commenced, then the Executive shall continue to receive full salary for the period from the Date of Termination until the 180th day following the date on which the disability commenced, and thereafter for the period continuing until the date (not later than 270th day after the date on which the disability commenced) as of which payments under the disability income replacement policy (described in paragraph 2(h)) commence, 60% of the Salary amount described in paragraph 2(a).

     (ii) The Executive shall receive payment of the bonus for the performance period in which his Date of Termination occurs, in an amount equal to the amount payable in accordance with paragraph 2(b) on achievement of the performance goals for the year in which the Date of Termination occurs; provided, however, that such bonus shall be subject to a pro-rata reduction for the portion of the performance period following the Date of Termination.

     (iii) The vesting restrictions with respect to any stock awards shall lapse on the Date of Termination and the stock awards shall become fully vested on the Date of Termination. The exercise restrictions with respect to stock options granted to the Executive by the Company shall lapse, and the options shall become exercisable as of the Date of Termination. The portion of any stock option granted to the Executive that is exercisable immediately prior to the Date of Termination, as well as the portion of any stock option that becomes exercisable by reason of this paragraph 5(d)(iii), shall remain exercisable for three years after the Date of Termination, but in no event later than the date fixed for expiration of the option (determined without regard to the Executive's termination of employment).

     (iv) If the Executive's Date of Termination occurs by reason of the Executive's being Permanently Disabled prior to his attainment of age 62, he will be provided with life insurance coverage equal to four times his annual Salary rate in effect on the Effective Date until the Executive's attainment of age 65.

     (v) If the Executive's Date of Termination occurs by reason of the Executive's being Permanently Disabled after his attainment of age 62, he shall be entitled to assignment and transfer of the ownership (including any cash value) of any life insurance policy maintained by the Company on his life (regardless of whether such life insurance policy has been acquired pursuant a plan maintained by the Company or pursuant to an individual arrangement with the Executive).

     (vi) The Executive shall become fully vested in the balance in his Deferral Account under the Non-Qualified Plan as of the Date of Termination.

     (vii) For the 36-month period following the Executive's Date of Termination, the Executive shall be entitled to Severance Period Benefits, except that the duration and other provisions of the medical coverage shall be subject to the following paragraph (viii).

     (viii) The Executive, his surviving spouse, and his dependents shall be entitled to the medical coverage which constitutes Severance Period Benefits, with such medical coverage to continue to be available for the life of the Executive, his surviving spouse, and his dependents (provided that the dependent coverage shall be subject to the age 21 limit set forth in the definition of Severance Period Benefits). In addition, such medical coverage shall be conditioned on the Executive (or, in the event of the Executive's subsequent death, the Executive's surviving spouse or dependents) continuing to make payment of the premiums for the full premium cost of such coverage, but subject to the Executive, his surviving spouse, or his dependents, as applicable, being reimbursed for the cost of such coverage (with such total reimbursement not to exceed $1,000 per month).

     (ix) If the Executive's Date of Termination occurs prior to his attainment of age 62, the medical coverage constituting Severance Period Benefits shall cease as of the date on which the Executive begins receiving medical benefit coverage provided by another employer of the Executive (or other recipient of the Executive's services).

(e) Retirement. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 4(f) (relating to the Executive's retirement), then, in addition to the amounts payable in accordance with paragraph 5(a):

     (i) The Executive shall receive payment of the bonus for the performance period in which his Date of Termination occurs, in an amount equal to the greater of the actual annual bonus amount described in paragraph 2(b) that was payable for the year ending immediately prior to the year in which the Date of Termination occurs or the amount payable in accordance with paragraph 2(b) on achievement of the performance goals for the year in which the Date of Termination occurs; provided, however, that in either case such bonus shall be subject to a pro-rata reduction for the portion of the performance period following the Date of Termination.

     (ii) The vesting restrictions with respect to any stock awards shall lapse on the Date of Termination and the stock awards shall become fully vested on the Date of Termination. The exercise restrictions with respect to stock options granted to the Executive by the Company shall lapse, and the options shall become exercisable as of the Date of Termination. The portion of any stock option granted to the Executive that is exercisable immediately prior to the Date of Termination, as well as the portion of any stock option that becomes exercisable by reason of this paragraph 5(e)(ii), shall remain exercisable until the date fixed for expiration of the option (determined without regard to the Executive's termination of employment).

     (iii) The Executive shall be entitled to assignment and transfer of the ownership (including any cash value) of any life insurance policy maintained by the Company on his life (regardless of whether such life insurance policy has been acquired pursuant a plan maintained by the Company or pursuant to an individual arrangement with the Executive).

     (iv) The Executive shall become fully vested in the balance in his Deferral Account under the Non-Qualified Plan as of the Date of Termination.

     (v) The Executive, his surviving spouse, and his dependents shall be entitled to the medical coverage which constitutes Severance Period Benefits, with such medical coverage to continue to be available for the life of the Executive, his surviving spouse, and his dependents (provided that the dependent coverage shall be subject to the age 21 limit set forth in the definition of Severance Period Benefits). In addition, such medical coverage shall be conditioned on the Executive (or, in the event of the Executive's subsequent death, the Executive's surviving spouse or dependents) continuing to make payment of the premiums for the full premium cost of such coverage, but subject to the Executive, his surviving spouse, or his dependents, as applicable, being reimbursed for the cost of such coverage (with such total reimbursement not to exceed $1,000 per month).

(f) Termination without Cause and Constructive Discharge. If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 4(d) (relating to Constructive Discharge) or paragraph 4(g) (relating to termination by the Company without Cause), then, in addition to the amounts payable in accordance with paragraph 5(a):

     (i) The Executive shall receive a lump sum cash payment from the Company equal to three times the sum of: (A) the Executive's annual Salary rate in effect immediately prior to the Date of Termination; plus (B) the greater of the actual annual bonus amount described in paragraph 2(b) that was payable for the year ending immediately prior to the year in which the Date of Termination occurs or the amount payable in accordance with paragraph 2(b) on achievement of the performance goals for the year in which the Date of Termination occurs.

     (ii) The Executive shall receive payment of the bonus for the performance period in which his Date of Termination occurs, in an amount equal to the greater of the actual annual bonus amount described in paragraph 2(b) that was payable for the year ending immediately prior to the year in which the Date of Termination occurs or the amount payable in accordance with paragraph 2(b) on achievement of the performance goals for the year in which the Date of Termination occurs; provided, however, that in either case such bonus shall be subject to a pro-rata reduction for the portion of the performance period following the Date of Termination.

     (iii) The vesting restrictions with respect to any stock awards shall lapse on the Date of Termination and the stock awards shall become fully vested on the Date of Termination. The exercise restrictions with respect to stock options granted to the Executive by the Company shall lapse, and the options shall become vested and exercisable as of the Date of Termination. The portion of any stock option granted to the Executive that is exercisable immediately prior to the Date of Termination, as well as the portion of any stock option that becomes exercisable by reason of this paragraph 5(f)(iii), shall remain exercisable for three years after the Date of Termination, but in no event later than the date fixed for expiration of the option (determined without regard to the Executive's termination of employment).

     (iv) The Executive will be provided with life insurance coverage equal to four times his annual Salary rate in effect on the Effective Date until the Executive's attainment of age 65.

     (v) The Executive shall become fully vested in the balance in his Deferral Account under the Non-Qualified Plan as of the Date of Termination.

     (vi) For the 36-month period following the Executive's Date of Termination, the Executive shall be entitled to Severance Period Benefits. The medical coverage constituting Severance Period Benefits shall be conditioned on the Executive (or, in the event of the Executive's subsequent death, the Executive's surviving spouse or dependents) continuing to make payment of the premiums for such coverage at the level required of other employees provided with such coverage. Notwithstanding the foregoing provisions of this paragraph 5(f)(vi), the Company's obligation to provide any type of benefits under this paragraph 5(f)(vi) shall cease as of the date on which the Executive begins coverage provided by another employer of the Executive (or other recipient of the Executive's services) of benefits of that type.

     Notwithstanding the foregoing, no benefits under this paragraph 5(f) shall be paid to the Executive unless he executes a release of claims against the Company in a form set forth as Exhibit C to this Agreement, which is attached to and forms a part of this Agreement.

(g) Other Plans. Except as may be otherwise specifically provided in an amendment of this paragraph 5(g) adopted in accordance with paragraph 15, the Executive's rights under this paragraph 5 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any Subsidiary or any other, similar arrangement of the Company or any Subsidiary providing benefits upon involuntary termination of employment (including, without limitation, the Trenwick Group Inc. Merger Severance Policy).

(h) Severance Period Benefits. For purposes of this Agreement, the term "Severance Period Benefits" shall mean each of the following benefits:

     (i) The Executive (and, in the event of the Executive's subsequent death, the Executive's surviving spouse or dependents) shall be entitled to elect to continue to receive coverage for the Executive, his spouse, and his dependents (excluding, with respect to any dependent, periods after the dependent has attained age 21) under the Company's medical plan as in effect from time to time for retired employees (or, if no such plan exists, the Company's medical plan as in effect from time to time for active employees).

     (ii) Continued crediting of Company contributions to the 401(k) plan, pension plan and supplemental pension plan which the Executive would have received if he had remained employed with the Company during the period of such coverage. In determining the amount of benefits to which the Executive is entitled under this paragraph 5(h)(ii), it shall be assumed that the Executive shall continue to be entitled to the Salary that he was receiving immediately prior to the Date of Termination, and the bonus for the year prior to the year in which the Date of Termination occurs. This paragraph 5(h)(ii) shall not require continued participation in the deferred compensation plans described in paragraph 2(e) or 2(f) after the Date of Termination. Continued crediting of contributions for periods after the Executive's death shall not be required under this paragraph 5(h)(ii). If the Company reasonably determines that the Executive cannot participate in any benefit plan because he is not actively performing services for the Company, then, in lieu of providing benefits under any such plan, the Company shall credit to a non-qualified deferred compensation arrangement an amount equal to the reduction in funding cost resulting from the Executive's exclusion from such plan, which crediting shall fully satisfy any obligation of the Company to continue benefits under such plans. Any such non-qualified deferred compensation arrangement shall be designed to conform to the requirements of paragraphs 2(e)(ii) and (iii), and shall provide for distribution to the Executive as soon as practicable after the cessation of crediting of Company contributions under that arrangement.

     (iii) Continuation of the car allowance described in paragraph 2(i)(ii). This car allowance shall continue with respect to two cars while the Executive resides in Bermuda, and shall continue with respect to one car in the United States after the Executive ceases to reside in Bermuda. This paragraph 5(h)(iii) shall not require continuation of the car allowance for periods after the Executive's death.

     (iv) Continuation of the reimbursement of up to $30,000 per year for disability insurance premiums. This paragraph 5(h)(iv) shall not require continuation of such payments for periods after the Executive's death.

     (v) Continuation of the reimbursement of up to $10,000 per year for appropriate financial planning and tax preparation fees.

     6. Duties on Termination. Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 6, the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a Notice of Termination providing for the Executive's resignation, or delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason; provided, however, that during the period of suspension (which shall end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension. Following the Date of Termination, the Executive agrees to return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any Confidential Information (as defined below).

     7. Confidential Information. The Executive agrees that, during the Agreement Term, and at all times thereafter:

(a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company and its Subsidiaries, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely, all Confidential Information, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way. The Executive shall, during the continuance of the Executive's employment, use the Executive's best endeavors to prevent the unauthorized publication or misuse of any Confidential Information.

(b) To the extent that any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(c) Nothing in the foregoing provisions of this paragraph 7 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company and the Subsidiaries, and which is generally known to persons of his experience in other companies in the same industry.

(d) For purposes of this Agreement, the term "Confidential Information" shall include all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company, or during the course of his consultation with the Company following his Date of Termination (regardless of whether consultation is pursuant to paragraph
     11). For purposes of this Agreement, the term "Confidential Information" shall also include all non-public information concerning any other company that was shared with the Company or a Subsidiary subject to an agreement to maintain the confidentiality of such information. For purposes of this Agreement, the term "Confidential Information" shall not include information (i) which has been disclosed to the general public by the Company, (ii) which has been disclosed by the Company to one or more third parties without restrictions of confidentiality similar to the ones set forth in this Agreement; or (iii) which is disclosed to the Executive by a third party who, to the knowledge of the Executive following reasonable inquiry, is not subject to a legal, contractual or fiduciary obligation of confidentiality with respect to such information.

(e) This paragraph 7 shall not be construed to unreasonably restrict the Executive's ability to disclose confidential information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this paragraph 7(e), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

     8. Inventions and Patents. The Executive hereby assigns to the Company all right, title, interest, to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that are conceived, reduced to practice, developed or made by the Executive while employed by the Company and the Subsidiaries and that (i) relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services; or (ii) are conceived, reduced to practice, developed or made using any of the equipment, supplies, facilities, assets or resources of the Company or any of its Subsidiaries (including, but not limited to, any intellectual property rights ) ("Work Product"). The Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Agreement Term) to establish and confirm the Company's ownership (including, without limitation, assignments, consents, powers of attorney, applications and other instruments).

     9. Non-Disparagement. The Executive agrees that, while he is employed by the Company, and after his Date of Termination, he shall not make any false, defamatory or disparaging statements about the Company, the Subsidiaries, or the officers or directors of the Company or the Subsidiaries that are reasonably likely to cause material damage to the Company, the Subsidiaries, or the officers or directors of the Company or the Subsidiaries. While the Executive is employed by the Company, and after his Date of Termination, the Company agrees, on behalf of itself and the Subsidiaries, that neither the officers nor the directors of the Company or the Subsidiaries shall make any false, defamatory or disparaging statements about the Executive that are reasonably likely to cause material damage to the Executive.

     10. Noncompetition. While he is employed by the Company, and for a period of 24 months after the Executive's Date of Termination for the reasons set forth in paragraphs 4(c) (relating to Cause), 4(e) (relating to voluntary termination), or 4(f) (relating to retirement):

(a) The Executive shall not be employed by, serve as a consultant to, or directly or indirectly provide services to a Competitor (defined below) if:
     (i) the services that the Executive is to provide to the Competitor are the same as, or substantially similar to, any of the services that the Executive provided to the Company or the Subsidiaries, and such services are to be provided with respect to any location in which the Company or a Subsidiary had material operations during the 12-month period prior to the Date of Termination, or with respect to any location in which the Company or a Subsidiary had devoted material resources to establishing operations during the 12-month period prior to the Date of Termination; or (ii) the trade secrets, confidential information, or proprietary information (including, without limitation, confidential or proprietary methods) of the Company and the Subsidiaries to which the Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information. For purposes of this paragraph 10(a), services provided by others shall be deemed to have been provided by the Executive if the Executive had material supervisory responsibilities with respect to the provision of such services.

(b) The Executive shall not solicit or attempt to solicit any party who is then or, during the 12-month period prior to such solicitation or attempt by the Executive was (or was solicited to become), a customer or supplier of the Company, provided that the restriction in this paragraph 10(b) shall not apply to any activity on behalf of a business that is not a Competitor.

(c) The Executive shall not solicit, entice, persuade or induce any individual who is employed by the Company or the Subsidiaries (or was so employed within 90 days prior to the Executive's action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or the Subsidiaries, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(d) The Executive shall not, directly or indirectly own an equity interest in any Competitor (other than ownership of 5% or less of the outstanding stock of any corporation listed on a national stock exchange or included in the NASDAQ System).

The term "Competitor" means any enterprise (including a person, firm or business, whether or not incorporated) during any period in which it is during any period in which a material portion of its business is (and during any period in which it intends to enter into business activities that would be) materially competitive in any way with any business in which the Company or any of the Subsidiaries was engaged during the 12-month period prior to the Executive's Date of Termination (including, without limitation, any business if the Company devoted material resources to entering into such business during such 12-month period). Nothing in paragraph 7, paragraph 9, or this paragraph 10 shall be construed as limiting the Executive's duty of loyalty to the Company, or any other duty he may otherwise have to the Company, while he is employed by the Company.

     11. Assistance with Claims. The Executive agrees that, for the period beginning on the Effective Date, and continuing for a reasonable period after the Executive's Date of Termination, the Executive will assist the Company and the Subsidiaries in defense of any claims that may be made against the Company and the Subsidiaries, and will assist the Company and the Subsidiaries in the prosecution of any claims that may be made by the Company or the Subsidiaries, to the extent that such claims may relate to services performed by the Executive for the Company and the Subsidiaries. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company or any Subsidiary. The Company agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive's employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive for such assistance. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company or the Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company or the Subsidiaries, regardless of whether a lawsuit has then been filed against the Company or the Subsidiaries with respect to such investigation.

     12. Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of paragraph 7, 9, or 10, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of paragraph 7, 9, or 10. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

     13. Mitigation and Set-Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. Except for amounts owed pursuant to the promissory note set forth in Exhibit B, the Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

     14. Nonalienation. The obligations of the Executive hereunder are personal and may not be delegated, assigned or transferred by the Executive in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. However, the Executive may select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following the Executive's death, and may change such election by giving the Company written notice thereof. In the event of the Executive's death, Disability or a judicial determination of the Executive's incompetence, all references in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's named beneficiary, estate or other legal representative.

     15. Amendment. This Agreement may not be changed orally but only by a written agreement executed by the Executive and the Board that expressly references this Agreement. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     16. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions of any state. All disputes shall be arbitrated or litigated (whichever is applicable) in the Borough of Manhattan, New York City, New York.

     17. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     18. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     19. Successors. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer or all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding and shall inure to the benefit of the Executive and the surviving or resulting entity or the entity to which such assets shall be transferred. The Company's successor, as the Executive's employer (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to all or a substantial portion of the business and/or assets of the Company), assumes and agrees to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company and any successor to all or a substantial portion of the Company's business or assets.

     20. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth in Exhibit D (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

     provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth in Exhibit D. All notices to the Company shall be directed to the attention of the Chairman of the Compensation Committee of the Board, with a copy to the Secretary of the Company. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

     21. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court. The decision of the arbitrators shall be final and binding on the parties and their respective heirs, executors, administrators, successors and assigns. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party and the third arbitrator to be selected by the two arbitrators so chosen. The arbitration shall be conducted in the Borough of Manhattan, New York City, New York or at such other location as agreed by the parties. All decisions and awards shall be made by a majority of the arbitrators. By agreeing to arbitration under this paragraph 21, the Company and the Executive understand that they are each waiving any right to a trial by jury and each party makes that waiver knowingly and voluntarily with full consideration of the ramifications of such waiver. Nothing contained herein shall be construed or interpreted to preclude the Company prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of the Executive's obligations in paragraph 12.

     22. Costs of Disputes. The costs of the parties hereto in connection with any controversy or dispute arising out of or relating to this Agreement (or the breach thereof), including any out-of-pocket legal fees and expenses, shall be borne by the parties hereto in the proportions determined by the arbitrators in accordance with the procedures set forth in paragraph 21.

     23. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

     24. Entire Agreement. Except as otherwise noted herein, this Agreement, including any Exhibit(s) attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof (including, without limitation, the Change in Control Agreement, which shall be void and without effect on and after the Effective
Date).

     25. Acknowledgment by Executive. The Executive represents and warrants that
(i) he is not, and will not become a party to any agreement, contract, arrangement or understanding, whether of employment or otherwise, that would in any way restrict to prohibit him from undertaking or performing his duties in accordance with this Agreement or that restricts his ability to be employed by the Company in accordance with this Agreement; (ii) his employment by the Company will not violate the terms of any policy of any prior employer of the Executive regarding competition; and (iii) his position with the Company, as described in this Agreement, will not require him to improperly use any trade secrets or confidential information of any prior employer, or any other person or entity for whom he has performed services.

     IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.

                                   Executive

                                   /s/ James F. Billett, Jr.
                                   ----------------------------------


                                   Trenwick Group Ltd.

                                   /s/ W. Marston Becker
                                   ----------------------------------

                                   Chairman of Compensation Committee
                                   ----------------------------------


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